                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /x/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /x/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 QUESTECH, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                             QuesTech, Inc.
                          7600-W Leesburg Pike
                         Falls Church, VA 22043

                                                               April 28, 1997

To Our Stockholders:

    On behalf of the Board of Directors, we cordially invite you to attend the Annual Meeting of Stockholders on Friday, May 23, 1997, at 10 A.M. at the DoubleTree Hotel, 7801 Leesburg Pike, Falls Church, Virginia 22043. The formal Notice of Annual Meeting and Proxy Statement, which are contained in the following pages, outline the action to be taken by the stockholders at the Meeting.

    At the Meeting, we will elect six directors and vote on the ratification of the appointment of independent public accountants. We will also vote on the adoption of an amendment to our existing employees' Incentive Stock Option Plan. Finally, we will report on the progress of QuesTech and comment on matters of current interest. During the Meeting, stockholders who are present at the Meeting will have the opportunity to ask questions.

    Please sign and return the enclosed Proxy form in the envelope provided as soon as possible so your shares can be voted at the Meeting in accordance with your instructions. Proxies of stockholders who attend the Meeting and vote in person will not be voted.

    We are pleased by our stockholders' interest in QuesTech and gratified that in the past so many of you have voted your shares either in person or by proxy. We hope that you will continue to do so. Please return your proxy card as soon as possible.

                                    Sincerely yours,



       VINCENT L. SALVATORI                    GERALD F. MAYEFSKIE
    Chairman of the Board and                  President and Chief
     Chief Executive Officer                    Operating Officer

                             QuesTech, Inc.
                          7600-W Leesburg Pike
                         Falls Church, VA 22043

                              ------------
              NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                 Friday, May 23, 1997 at 10:00 A.M.
                              ------------


To the Stockholders:

    The Annual Meeting of Stockholders of QuesTech, Inc. will be held on Friday, May 23, 1997, at 10:00 A.M., local time, at the DoubleTree Hotel, 7801 Leesburg Pike, Falls Church, Virginia 22043, for the following purposes:

        1.  To elect six directors to the Company's Board of Directors;

        2. To ratify the selection by the Board of Directors of Grant Thornton as the independent auditors of the Company for the fiscal year ending December 31, 1997;

        3. To approve an amendment to the 1996 Incentive Stock Option Plan, increasing the number of shares available for options by 4% of the total number of outstanding shares, and

        4. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The close of business on April 7, 1997 has been fixed as the record date for the determination of the stockholders entitled to notice of and to vote at the Meeting and at any adjournment thereof.

                                    By Order of the Board of Directors,



                                    Christina Burkholder
                                    Vice President, General Counsel
                                    & Secretary to the Board


Falls Church, Virginia
April 28, 1997


    WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE INDICATE VOTING INSTRUCTIONS ON THE ENCLOSED PROXY, SIGN AND PROMPTLY RETURN THE COMPLETED PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE.

                             QuesTech, Inc.

                              -------------
                             PROXY STATEMENT
                              -------------

                       ANNUAL MEETING OF STOCKHOLDERS
                               May 23, 1997

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of QuesTech, Inc. ("the Company" or "QuesTech") of proxies for use at the Annual Meeting of Stockholders to be held on May 23, 1997. Only stockholders of record at the close of business on April 7, 1997 are entitled to notice of, and to vote at, the Meeting.

    This Proxy Statement and Notice of Meeting, the proxy card and the Company's Annual Report to Stockholders, which contains QuesTech's financial statements for the year ended December 31, 1996, were first mailed to Stockholders on or about April 28, 1997.

PROXY PROCEDURE:

    Only shareholders of record at the close of business on April 7, 1997 are entitled to vote in person or by proxy at the Annual Meeting.

    QuesTech's Board of Directors solicits proxies so that each shareholder has the opportunity to vote on the proposals to be considered at the Annual Meeting. When a proxy card is returned properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. If a shareholder attends the Annual Meeting, he or she may vote by ballot.

    If a shareholder does not return a signed proxy card or does not attend the Annual Meeting and vote in person, his or her shares will not be voted.

    Stockholders are urged to mark the boxes on the proxy card to indicate how their shares are to be voted. If a stockholder returns a signed proxy card but does not mark the boxes, the shares represented by the proxy card will be voted (1) to elect the nominees for directors proposed by the Board of Directors; (2) to ratify the selection of Grant Thornton as the independent auditors of the Company for the fiscal year ending December 31, 1997; and (3) to approve an amendment to the employees' Incentive Stock Option Plan. A stockholder may revoke his or her proxy at any time before it is voted by: (i) giving notice in writing to the Secretary of QuesTech; (ii) granting a subsequent proxy; or (iii) appearing in person and voting at the Annual Meeting.

    The Company had 1,653,304 outstanding shares of Common Stock as of the close of business on April 7, 1997. The Company has no other voting securities. Stockholders are entitled to one vote per share on each matter.

                             ELECTION OF DIRECTORS

    At the Annual Meeting, an election will be held for six directors, each to serve for a term of one year or until his successor is elected and qualified. Although it is expected that all candidates will be able to serve, if one or more is unable to do so, the proxy holders will vote the proxies for the remaining nominees and for substitute nominees chosen by the Board.

    All six of the nominees are currently serving as Directors of the Company and previously have been elected as Directors by the stockholders of the Company.

    The table below presents information about each nominee, including any positions they hold with the Company and biographical data for at least the last five years.

                     NOMINEES FOR ELECTION AS DIRECTORS


                                            PRINCIPAL OCCUPATION AND                        SERVED AS
      NAME                       AGE            OTHER INFORMATION                         DIRECTOR SINCE
      ----                       ---        ------------------------                      --------------

Edward G. Broenniman...........  60    President and Chief Executive Officer of the             1996
                                       Piedmont Group (1985-Present), a consulting
                                       company; Chief Operating Officer and Chief
                                       Financial Officer of Hemex, Inc. (1994-Present),
                                       a medical products company; also serves as a
                                       director of Hemex, Inc.; member of the
                                       Company's Audit and Compensation
                                       Committees.

Robert B. Costello.............  71    Chairman, Costello Group; former Senior                  1991
                                       Fellow, Hudson Institute, Indianapolis, Indiana
                                       (1989-91); former Under secretary of Defense
                                       (Acquisitions) and Assistant Secretary of
                                       Defense for Production and Logistics (1986-
                                       1989); chairman of the Company's Audit and
                                       Deferred Compensation Committees; member of
                                       the Company's Compensation and Nominating
                                       Committees; also serves as a director of Cimlinc,
                                       Inc. and Costello Group.

Gerald F. Mayefskie............  56    President and Chief Operating Officer of the              1991



                                            PRINCIPAL OCCUPATION AND                        SERVED AS
      NAME                       AGE            OTHER INFORMATION                         DIRECTOR SINCE
      ----                       ---        ------------------------                      --------------



                                       Company since 1991; formerly Vice President of
                                       the Company and Vice President/General
                                       Manager of the QuesTech Research Division.
                                       Has been employed by the Company in various
                                       executive positions for 25 years; member of the
                                       Company's Deferred Compensation Committee.


Sebastian P. Musco.............  71    Vice Chairman of the Board of Directors;                  1968
                                       Chairman of QuesTech's Compensation and
                                       Nominating Committees; member of
                                       QuesTech's Audit and Deferred Compensation
                                       Committees; Founder, Chairman of the Board
                                       and Chief Executive Officer of Gemini
                                       Industries, Inc.; Chairman, Care
                                       Communications, Chicago, Illinois; Director and
                                       former president of the International Precious
                                       Metals Institute.

Vincent M. Russo...............  66    Independent consultant in logistics (1989-                1994
                                       present); Lt. General (Rtd.) United States Army
                                       (1952-1989); former Director, Defense Logistics
                                       Agency; major assignments at the Dept. of Army
                                       and at the U.S. Forces Command dealing with
                                       logistics functions during military career;
                                       member of the Company's Audit, Compensation
                                       and Deferred Compensation Committees.

Vincent L. Salvatori...........  64    Chairman of the Board and Chief Executive                 1968
                                       Officer of the Company, President and Chief
                                       Executive Officer since 1988; Director and
                                       Chairman of the Board of the Company's
                                       subsidiaries; member ex officio of the
                                       Company's Audit, Compensation and Deferred
                                       Committee Committees, and a member of the
                                       Nominating Committee. Also serves as a
                                       director of Dynamic Engineering, Incorporated
                                       and Association for Corporate Growth,
                                       Washington, D.C.


    There are no family relationships among any of the nominees for Director or among them and any executive officer of the Company.

    The six nominees for election as directors who receive the greatest number of votes cast for the election of directors at the meeting shall be elected directors, assuming there is a quorum present. The aggregate number of votes entitled to be cast by all stockholders present in person or represented by proxy at the meeting, whether those stockholders vote
"for", "against", or abstain from voting, will be counted for purposes of determining the number of shares present for purposes of establishing a quorum.

    The Board of Directors recommends a vote FOR each of the nominees for director of the Company.

BOARD OF DIRECTORS AND ITS COMMITTEES

    The Board of Directors, during the year ended December 31, 1996, held five meetings. Each director attended in excess of 75% of the aggregate number of all meetings of the Board and all meetings of the committees of the Board of Directors on which he or she served in 1996.

    During the fiscal year ended December 31, 1996, the Board had as standing Committees an Audit Committee, a Compensation Committee, a Deferred Compensation Committee and a Nominating Committee.

    The Audit Committee consists of the independent directors of the Company:
Robert B. Costello, Chairman of the Committee, Sebastian P. Musco, Vincent M. Russo, and Edward G. Broenniman. The Committee, which was established in 1985, met five times during the year ended December 31, 1996. The Audit Committee reviews the audit plan developed by the Company's independent auditors in connection with their annual audit of the Company's financial statements, the results of audits performed by the Company's independent auditors, the independent auditors' charges to the Company, the response to management letters issued by the Company's independent auditors, current accounting rules and changes therein and the operations of the Company's Accounting Department. The Audit Committee also recommends a selection of independent auditors to the Board of Directors each year.

    The Compensation Committee consists of the independent directors: Sebastian
P. Musco, Chairman of the Committee, Robert B. Costello, Vincent M. Russo, and Edward G. Broenniman. This Committee has responsibility for administering and recommending to the Board salaries of all corporate officers of the Company and its subsidiaries.

    The Deferred Compensation Committee consists of three independent directors and an employee-director: Dr. Costello, Chairman, and Messrs. Musco, Russo, and Mayefskie. This Committee is responsible for administering the Company's two deferred compensation plans, including selection of participants, determination of benefits, review of the Plans performance and amending the Plans.

    The Nominating Committee Consisted of Mr. Musco, Chairman, Dr. Costello and Mr. Salvatori. The Committee meets at least once each year to decide upon a slate of candidates for directors for the coming year, which candidates are then submitted to the full Board for its approval and eventual submission to the shareholders. The Committee held one meeting during 1996.

    Mr. Salvatori is a member of the Nominating Committee. He serves on all other Committees in an ex officio capacity.

EXECUTIVE OFFICERS

    Certain information with respect to the Company's executive officers is set forth below. Mr. O'Connell is serving a one-year term, as do all other appointed officers, that will expire at the time of the first Board meeting following the 1997 Annual Meeting of Stockholders. Each of Mr. Salvatori and Mr. Mayefskie are serving pursuant to the terms of employment agreements, the current terms of which will expire December 31, 1999 and November 17, 1998, respectively. (See "Employment Agreements" below.)

                                       POSITIONS WITH          SERVED AS
NAME                                    THE COMPANY          OFFICER SINCE    AGE
---------------------------  ------------------------------  ---------------  ---

Vincent L. Salvatori         Chairman of the Board and            1968        64
                             Chief Executive Officer

Gerald F. Mayefskie          Director; President and              1981        56
                             Chief Operating Officer

Joseph P. O'Connell          Chief Financial Officer              1989        53

    Mr. O'Connell is the Chief Financial Officer of the Company. He has been with the Company since 1989 and has served as an officer since that time.

    For a summary of the business experience of each of the other executive officers of the Company, see "Nominees for Election as Directors," above.

                                STOCK OWNERSHIP
                          OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

    The following table sets forth information as of April 7, 1997 (except as otherwise noted), with respect to the beneficial ownership of Common Stock by each person known by the Company to beneficially own more than 5% of its outstanding Common Stock, each nominee for Director, each executive officer of the Company named in the Summary Compensation Table below, and all directors and executive officers of the Company as a group. At the close of business on April 7, 1997, there were issued and outstanding 1,653,304 shares of Common Stock.

                                                      SHARES
                                                   BENEFICIALLY      PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                   OWNED         OF CLASS
-------------------------------------------------- ------------     ----------

Steven N. Bronson(1)
  2101 W. Commercial Blvd., Ste. 1500
  Ft. Lauderdale, FL 33309                              100,000        5.8%

Stock Employee Compensation Trust(2)
  ("SECT")
  c/o QuesTech, Inc.
  7600-W Leesburg Pike Falls
  Church, VA 22043                                      176,131       10.3%

Robert B. Costello                                       25,000(3)     1.5%

Edward G. Broenniman                                      1,500          *

Gerald F. Mayefskie                                     46,000(4)        2.7%

Sebastian P. Musco                                     149,480(5)        8.7%

Vincent M. Russo                                           700(6)          *

Vincent L. Salvatori                                   188,298(7)       11.0%

Joseph P. O'Connell                                     18,451(8)          *


All directors and executive
  officers as a group
  (7 persons)                                           605,560(10)   35.3%

------------------------

*   Represents less than 1% of the outstanding Common Stock.

(1) Based on information set forth in the Schedule 13D filed by Steven N. Bronson on December 14, 1995 with the Securities and Exchange Commission, holdings include 15,000 shares in the name of Barber & Bronson Incorporated.

(2) The SECT was established by the Company effective December 31, 1993. This trust holds certain Common Stock of the Company for the purpose of funding certain employee benefit plans of the Company. The members of the Board of Directors of the Company serve as the Trustees of the SECT. Pursuant to the governing trust document, shares held in the SECT are voted by the Trustees, in some instances pursuant to the instruction of the beneficiaries of the SECT.

(3) Does not include 176,131 shares held in the SECT which may be deemed to be beneficially owned by Dr. Costello by virtue of his serving as a Trustee of the SECT.

(4) Includes 8,000 shares which Mr. Mayefskie could acquire upon the exercise of options vested as of April 7, 1997. Does not include 176,131 shares held in the SECT which may be deemed to be beneficially owned by Mr. Mayefskie by virtue of his serving as a Trustee of the SECT.

(5) Does not include 176,131 shares held in the SECT which may be deemed to be beneficially owned by Mr. Musco by virtue of his serving as a Trustee of the SECT.

(6) Does not include 176,131 shares held in the SECT which may be deemed to be beneficially owned by Mr. Russo by virtue of his serving as a Trustee of the SECT.

(7) Includes 12,000 shares which Mr. Salvatori could acquire upon the exercise of options vested as of April 7, 1997. Does not include 176,131 shares held in the SECT which may be deemed to be beneficially owned by Mr. Salvatori by virtue of his serving as a Trustee of the SECT.

(8) Includes 2,000 shares which Mr. O'Connell could acquire upon the exercise of options vested as of April 7, 1997.

(9) Includes 176,131 shares held in the SECT which may be deemed to be beneficially owned by the directors of the Company who are the Trustees of the SECT and have the power, as trustees, to dispose of and vote such shares.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

NAME AND                                                        OTHER        # SHARES         ALL OTHER
PRINCIPAL POSITION             YEAR    SALARY    BONUS(1)   COMPENSATION      GRANTED       COMPENSATION
--------------------------    -----  ----------  ---------  -------------  ---------------  -------------

Vincent L. Salvatori           1996  $  238,057  $  60,000  $   65,000(2)                    $    49,979(3)
  Chairman and Chief           1995     208,863     35,000      60,000        30,000              31,415
  Executive Officer            1994     180,003     30,000      60,000             0              62,040

Gerald F. Mayefskie            1996     199,060     50,000      21,671(4)                         38,051(5)
  President and Chief          1995     179,262     25,000      20,000        20,000              36,583
  Operating Officer            1994     160,041     25,000      20,000             0              34,978

Joseph P. O'Connell            1996     120,270     10,000           0                            22,551(6)
  Chief Financial              1995     119,002     12,000           0         5,000              20,193
  Officer                      1994     103,958     12,000           0             0              19,518

------------------------

(1) Includes bonus for 1995 paid in 1996; does not include bonus earned for 1996 paid in the first quarter of 1997.

(2) Includes $21,671 as a director fee and $43,329 as a fee for serving as Chairman of the Board of Directors.

(3) Includes life and medical insurance premiums of $12,692 and $7,431 respectively, reimbursement of medical expenses pursuant to an executive reimbursement plan of $1,976, vacation payoff of $22,996, long-term disability insurance premiums of $2,173 and long-term care insurance of $2,711.

(4) Includes $21,671 as a director's fee.

(5) Includes life and medical insurance premiums of $9,574 and $5,523 respectively, vacation payoff of $15,382, long-term disability insurance premiums of $5,926, and long-term care insurance of $1,646.

(6) Includes life and medical insurance premiums of $4,457 and $8,165, respectively, reimbursement of medical expenses pursuant to an executive reimbursement plan of $4,516, vacation payoff of $2,347, and long-term disability insurance premiums of $3,066.

OPTION GRANTS IN LAST FISCAL YEAR

    No grants of stock options were made during the last completed fiscal year to the Company's executive officers.

OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

    The table below provides certain information on option exercises and values as of the year end for each of the named executive officers:



                                                                                                        TOTAL VALUE OF
                                                                          TOTAL NUMBER OF                UNEXERCISED
                                            NUMBER OF                   UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                             SHARES                   HELD AT FISCAL YEAR END      HELD AT FISCAL YEAR END(1)
                                           ACQUIRED ON    VALUE     ----------------------------  --------------------------
NAME                                        EXERCISES    REALIZED    EXERCISABLE   UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
-----------------------------------------  -----------  ----------  -------------  -------------  -----------  -------------
Vincent L. Salvatori.....................      25,000   $  139,375        6,000         24,000        18,600        74,400
Gerald F. Mayefskie......................      10,000       50,000        4,000         16,000        14,000        56,000
Joseph P. O'Connell......................       4,500       25,875        1,000          4,000         3,500        14,000

------------------------

    (1) Value of In-the-Money-Options. For purposes of this valuation, the year-end stock price of $7.50 is being utilized. Thus, all options with an exercise price less than $7.50 were in-the-money.

DIRECTORS' COMPENSATION

    Effective since 1992, all directors receive a fee at an annual rate of $20,000. These annual fees are all inclusive. No fees are paid for attendance at Board or Committee Meetings. Mr. Salvatori receives an additional fee of $40,000 for serving as the Chairman of the Board of Directors. Mr. Musco receives an additional fee of $20,000 for serving as Vice Chairman of the Board. Dr. Costello receives an additional fee of $10,000 for serving as Chairman of the Audit Committee. The directors are reimbursed expenses connected with attendance at Board or Committee Meetings.

EMPLOYMENT AGREEMENTS

    The Company has employment agreements with its Chairman and Chief Executive Officer, Vincent L. Salvatori, and its President and Chief Operating Officer, Gerald F. Mayefskie. Mr. Salvatori's agreement is for a period of three years, renewable annually for successive three-year periods by the Board of Directors and has been existence since 1979. The agreement was most recently renewed in November 1996 for the three-year period beginning January 1, 1997 to December 31, 1999. Mr. Salvatori's agreement provides for life-time medical, health and dental coverage identical to the coverage then provided by the Company's group and executive health plans, for long-term care insurance, for life insurance in the sum of $300,000, and for the payment of five years of total compensation in the event of either Mr. Salvatori's voluntary or involuntary termination.

    The employment agreement between the Company and its President and Chief Operating Officer, Gerald F. Mayefskie, was first approved by the Board of Directors on November 18, 1991 and was most recently renewed in November 1996 for a period of two years. Mr. Mayefskie's agreement is renewable annually by the Board of Directors. His agreement provides for life-time medical, health and dental coverage identical to the coverage then provided by the Company's group and executive health plans, for long-term care insurance, for life insurance in the sum of $300,000, and for payment of two years of compensation in the event of either Mr. Mayefskie's voluntary or involuntary termination.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

    None of the members of the Company's Compensation Committee was, during the last fiscal year, an officer or employee of the Company or any of its subsidiaries, was formerly an officer of the Company or any of its subsidiaries or had any relationship with the Company required to be disclosed in this Proxy Statement, except Vincent L. Salvatori who served as an ex officio member of the Compensation Committee and as the Company's Chief Executive Officer and Robert
B. Costello, whose consulting agreement with the Company is discussed in "Related Party Transactions" below.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    QuesTech's compensation program for executive officers is intended to align executive compensation with the long-run profitability of the Company, and thus with the interests of the shareholders. Based on superior results achieved by the Company in 1996, the Committee believes this policy has been successful. The Compensation Committee coordinates matters with the Board of Directors and with management in establishing and implementing compensation policies. In addition to base salary, compensation for the Company's executive officers may include bonuses, stock options and certain other benefits, such as insurance.

    The Compensation Committee is also responsible for determining the recipients and number of options, the timing of grants and the option exercise prices, in accordance with the terms of the Company's 1994 Stock Option Plan. The Committee considers the recommendations of management and submits its recommendations to the full Board of Directors.

    In considering base salary compensation for 1996, the Committee was pleased by the fact that the Company continues to operate on a profitable basis, and continues to increase revenues. The Committee believes that compensation should reflect the fact that revenues have increased despite continuing difficult economic conditions in the defense contracting markets and a continuing investment in the Company's manufacturing subsidiary.

    In the first quarter of 1996, the Compensation Committee considered financial and operational results of 1995, which included increased profits, revenue and earnings per share, and the exceptional efforts expended by the Chief Executive Officer and the Chief Operating Officer to achieve those results. The Compensation Committee recommended to the Board of Directors a cash bonus of $60,000 for Mr. Salvatori and $50,000 for Mr. Mayefskie in consideration of their work for the Company. The Committee felt the bonus amount was appropriate in light of the Company's profitable financial position and the Committee's understanding of the compensation packages for executives of comparable position and responsibility in the industry. The Committee did not apply objective Company performance criteria in establishing the bonuses. The Board approved the bonuses, with Messrs. Salvatori and Mayefskie abstaining.

                             COMPENSATION COMMITTEE

                             Robert B. Costello
                             Sebastian P. Musco
                             Edward G. Broenniman
                             Vincent M. Russo
                             Vincent L. Salvatori (ex officio)

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

    Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's common stock against the cumulative total return of the NASDAQ Composite Index and the Dow Jones Equity Market Aerospace and Defense Index for the period of five years commencing January 1, 1991 and ended December 31, 1996.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
              QUESTECH, INC., NASDAQ COMPOSITE INDEX AND DOW JONES
                   EQUITY MARKET AEROSPACE AND DEFENSE INDEX






Research                                           Total Return - Data Summary

                                   QTEC

                                             Cumulative Total Return
                                     ----------------------------------------
                                     12/91  12/92  12/93  12/94  12/95  12/96

Questech Inc                 QTEC      100    114    150    221    543    429

NASDAQ STOCK MARKET-US       INAS      100    116    134    131    185    227

DJ AEROSPACE & DEFENSE       IARO      100    104    135    152    264    350

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file.

    Based on the Company's review of the copies of such forms it has received, the Company believes that all its officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal 1996.

RELATED PARTY TRANSACTIONS

    Since 1992, the Company has had a Consultancy Agreement with director Robert
B. Costello. On May 17, 1996, the Board of Directors approved an amended Consultancy Agreement. Pursuant to this amended Agreement, Dr. Costello, with the permission of the Company's Chairman and Chief Executive Officer, can provide the Company no more than 96 hours of consulting services during the 12-month period (May 17, 1996-1997) at a rate of $2,000/day. In addition, his expenses for the consulting services for the twelve-month period are reimbursed. The consulting services are determined by the Company's President and Chief Operating Officer in the areas of marketing, support and technical assistance. During 1996, Dr. Costello was paid $38,000 for consulting services under the amended Agreement. This amount was on a basis at least as favorable to the Company as could have been obtained from an unaffiliated party.

                      APPOINTMENT OF INDEPENDENT AUDITORS

    Subject to ratification by the stockholders at the Annual Meeting, the Board of Directors, on recommendation of the Audit Committee, has selected Grant Thornton, independent public accountants, as auditors of the Company for the fiscal year ending December 31, 1997. Grant Thornton has audited the accounts of the Company since it became a public corporation in 1984. Representatives of the firm will be present at the Annual Meeting and will be afforded the opportunity to make a statement, if desired, and will be available to respond to appropriate questions relating to the Company's 1996 financial statements.

                    PROPOSAL TO AMEND 1996 STOCK OPTION PLAN

BACKGROUND OF AND REASONS FOR THE PROPOSAL

    In 1982, the Board of Directors of the Company approved the adoption of the Company's first Incentive Stock Option Plan (the "1982 Plan") and authorized 200,000 shares of the authorized but unissued Common Stock for issuance under the 1982 Plan. The Board believed that long-term incentive stock awards as a form of compensation is an important element in attracting and retaining the best possible management talent and in motivating employees to achieve business and financial goals which create value for shareholders. Pursuant to the terms of the 1982 Plan, options could not be granted under the Plan after January 21, 1992. As of the date of this Proxy Statement, there are no options outstanding under the 1982 Plan.

    On November 15, 1994, the Stockholders approved the adoption of the 1994 Incentive Stock Option Plan (the "1994 Plan") and authorized 200,000 shares of Common Stock for issuance under the 1994 Plan. As of the date of this Proxy Statement, 173,000 shares of the Common Stock of the Company authorized under the Plan are subject to options by officers and employees. These options were awarded based on a combination of individual, business group and/or corporate financial performance. Pursuant to the terms of the 1994 Plan, upon the departure or termination of employment by an officer or employee, the options are forfeited and returned to the option pool.

    In 1996, it became clear to the Board of Directors that the absence of available shares which would permit the grant of options to provide incentive awards to officers and employees is impacting the capability of the Company to attract and keep key employees. Accordingly, on March 17, 1996, the shareholders approved the adoption of the 1996 Stock Option Plan (the "1996 Plan") as recommended by the Board. There are currently 162,000 shares available for new options under the 1996 Plan.

BOARD OF DIRECTORS--RECOMMENDATION

    At the meeting of the Board of Directors held on March 17, 1997, the Board of Directors unanimously approved an amendment to the 1996 Plan whereby the total number of shares available under that plan will be increased by 4% of the total number of shares outstanding as of April 7, 1997, which equals 66,132 shares, and recommended that the proposed amendment to the 1996 Plan be put to the stockholders for their consideration and approval. The Board continues to believes that cash compensation is inadequate to create the superior results that the Company is seeking. Limiting the ability to provide incentive compensation in the form of equity severely limits the Company's ability to carry out its corporate governance responsibilities. The Board believes that the discretion it had been able to exercise under the 1982 Plan and 1994 Plan for employees at all levels has played an important role in driving the Company's profitable performance over the last six years. Past experience has shown that it is prudent to increase the number of shares available on an incremental basis, even though there are still shares available for option under the 1996 Plan.


    Set forth below is a description of the major features of the 1996 Plan Amendment. This description is subject to and qualified in its entirety by the full text of the Amendment to the 1996 Plan, a copy of which may be obtained from the Company upon request.

GENERAL PLAN PROVISIONS

    The purpose of the 1996 Plan, as adopted, was to attract, retain, motivate, and reward employees and other individuals and to encourage ownership of the Company's Common Stock by employees and other individuals by granting options to purchase Common Stock ("Options"). The 1996 Plan originally provided that the number of shares of Common Stock which may be issued in connection with Options would not exceed 200,000 shares plus an annual increase, effective on each January 1, equal to 1% of the shares of Common Stock allocated to the 1996 Plan as of such January 1. Thus, effective January 1, 1997, the number of shares available increased by 2,000 shares. If an Option expires or is terminated, surrendered, or canceled, without having been fully exercised the shares covered by such Option shall again be available for use under the 1996 Plan. The Amendment to the 1996 Plan provides that the total number of shares of Common Stock which may be issued in connection with options will not exceed 268,132 shares, which includes the 2,000 shares from the increase of 1% of the shares of Common Stock as of January 1, 1997, plus 4% of the total number of Common Stock Shares outstanding (which equals an additional 66,132 shares).

    There are no changes in any other aspects of the 1996 Plan. As originally adopted, if the Common Stock of the Company is changed by reason of any stock dividend, spin-off, split-up, spin-out, recapitalization, merger, consolidation, reorganization, combination, or exchange of shares, the number and class of shares available for Options and the number of shares subject to any outstanding Options, and the price thereof, as applicable, will be appropriately adjusted.

    The 1996 Plan continues to be administered by a committee (the "Committee") consisting of two members of the Board of Directors who are (a) "disinterested persons", as defined in Rule 16b-3 ("Rule 16b-3") under the Securities Exchange Act of 1934 (the "Exchange Act"), which currently means persons who are not, during the one year prior to service as an administrator of a plan, or during such service, granted or awarded equity securities of the Company pursuant to the 1996 Plan or any other plan of the Company or its affiliates, subject to certain exceptions, and (b) "outside directors", as defined in Section

162(m)(4)(C)(I) of the Code, which generally means persons who were never officers of the Company, and who are not (i) currently employees, (ii) former employees who still receive compensation, or (iii) compensated other than for services as a director of the Company. Subject to the express provisions of the 1996 Plan, the Committee has complete authority to (i) determine when and to whom Options are granted and the type and amounts of Options; (ii) determine the terms, conditions, and provisions of, and restrictions relating to, each Option granted; (iii) interpret and construe the 1996 Plan and any agreement evidencing and describing an Option; (iv) prescribe, amend, and rescind rules and regulations relating to the 1996 Plan; (v) determine the form and contents of all Option Agreements; (vi) determine all questions relating to benefits under the 1996 Plan; and (vii) take any other action which it considers necessary or appropriate for the administration of the 1996 Plan and to carry out the purposes of the Plan. All determinations made by the Committee will be final.

    The Board may amend the 1996 Plan at any time, provided that without stockholder approval, the Board cannot amend the Plan if such amendment (i) would cause options which are intended to qualify as Incentive Stock Options, as described below, to fail to qualify as such, (ii) would cause the 1996 Plan to fail to meet the requirements of Rule 16b-3, or (iii) would violate applicable law. The 1996 Plan has no fixed termination date and will continue in effect until terminated by the Board.

    The amendment or termination of the 1996 Plan will not adversely affect any Option granted prior to such amendment or termination, provided, however, that any Option may be modified or canceled by the Committee if and to the extent permitted by the 1996 Plan or the applicable award agreement or with the consent of the participant to whom such Option was granted.

    In the event of a Change in Control, as defined below, the Committee may provide such protection as it deems necessary to maintain a participant's rights. Without in any way limiting the generality of the foregoing sentence or requiring any specific protection, the Committee may (i) provide for the acceleration of any time periods relating to the exercise of any Option; (ii) provide for purchase of an Option upon the participant's request for an amount in cash equal to the amount which could have been attained upon the exercise of the Option had it been currently exercisable; (iii) make such adjustment to the outstanding Options as the Committee deems appropriate; or (iv) cause the outstanding Options to be assumed, or new Options substituted therefor, by the surviving corporation. "Change in Control" means i) the acquisition, without the approval of the Board, by any person, other than the Company and certain related entities, of more than 20% of the outstanding shares of Common Stock; ii) the liquidation or dissolution of the Company following a sale or other disposition of all or substantially all of its assets; iii) a merger or consolidation involving the Company in which the Company is not the surviving parent corporation; or iv) a change in the majority of the members of the Board during any two year period which is not approved by at least two-thirds of the members of the Board who were members at the beginning of the two year period.

    Under the 1996 Plan, the Committee may grant Options at such times and in such amounts to such recipients as the Committee will determine; and the grant of each Option will be upon and subject to such terms and conditions as the Committee will determine. Options may be awarded only to employees, employees and owners of non-affiliated entities which have a direct or indirect ownership interest in the Company or its affiliates, individuals who, and employees and owners of entities which, are customers or suppliers of the Company or its affiliates, individuals who, and employees and owners of entities which, render services to the Company or its affiliates, and individuals who, and employees and owners of entities which, have ownership or business affiliations with any individual or entity previously described. The Committee has not yet determined how many employees or others are likely to participate in the 1996 Plan; however, participation is expected to be limited to no more than 10% of all of the employees of the Company and its subsidiaries.

    Two types of stock options may be granted under the 1996 Plan. Stock options intended to qualify for special tax treatment under Section 422 of the Code are referred to as "Incentive Stock Options," and options not intended to so qualify are referred to as "Non-Qualified Stock Options." The price of Incentive Stock Options will be determined by the Committee but will be no less than the fair market value of the shares of Common Stock on the date the option is granted. The price of Non-Qualified Stock Options will be determined by the Committee and may at the discretion of the Committee be less than the fair market value of the shares of Common Stock on the date the option is granted.

    The other terms of options will be determined by the Committee. In the case of options intended to qualify as Incentive Stock Options, such terms must meet all requirements of Section 422 of the Code. Currently, such requirements are
(i) the option must be granted within 10 years from the adoption of the plan,
(ii) the option may not have a term longer than 10 years, (iii) the option must be not transferable other than by will or the laws of descent and distribution and may be exercised only by the optionee during his lifetime, and (iv) the maximum aggregate fair market value of Common Stock with respect to which such options are first exercisable by an optionee in any calendar year may not exceed $100,000. In addition, if the optionee owns more than 10% of the Company's Common Stock or more than 10% of the total combined voting power of all classes of stock of any Subsidiary, the option price must be at least 110% of fair market value of the shares of Common Stock on the date the option is granted, and the option may not have a term longer than five years.

    Under the 1996 Plan, the grant of an Option may be evidenced by an agreement which describes the specific Option granted and the terms, conditions and provisions of, and restrictions relating to, such Option. The granting of an Option may be conditioned upon the grantee's execution of an agreement. An agreement will contain such provisions as the Committee will determine to be necessary, desirable and appropriate.

    Upon the exercise of an Option, payment may be made either (i) in cash, or
(ii), with the consent of the Committee, (a) by the tender to the Company of shares of Common Stock having an aggregate fair market value equal to the amount due the Company, (b) in other property, or (c) by any combination of the foregoing.

    Any Option granted to an individual who is subject to Section 16 of the Exchange Act will not be transferable other than by will or the laws of descent and distribution and will be exercisable during his lifetime only by him, his guardian or his legal representative. In addition, any Incentive Stock Option will not be transferable by the recipient other than by will or the laws of descent and distribution and will be exercisable during his lifetime only by him.

    The Committee may require each person purchasing Common Stock pursuant to an Option to represent to and agree with the Company in writing that such person is acquiring the shares for investment and without a view to distribution or resale. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for shares delivered under the 1996 Plan will be subject to such stock transfer orders and other restrictions as the Committee may from time to time deem advisable under all applicable laws, rules, and regulations, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate references to such restrictions.

FEDERAL INCOME TAX CONSEQUENCES

    The following is a summary of the federal income tax consequences of the Company's 1996 Stock Plan, as amended, based on current income tax laws, regulations and rulings. There is no change in the tax consequences resulting from the Amendment to the 1996 Plan.

    INCENTIVE STOCK OPTIONS. Subject to the effect of the Alternative Minimum Tax, discussed below, an optionee does not recognize income on the grant of an Incentive Stock Option. If an optionee exercises an Incentive Stock Option in accordance with the terms of the option and does not dispose of the shares acquired within two years from the date of the grant of the option nor within one year from the date of exercise, the optionee will not realize any income by reason of the exercise, and the Company will be allowed no deduction by reason of the grant or exercise. The optionee's basis in the shares acquired upon exercise will be the amount paid upon exercise. (See the discussion below for the tax consequences of the exercise of an option with stock already owned by the optionee.) Provided the optionee holds the shares as a capital asset at the time of sale or other disposition of the shares, his gain or loss, if any, recognized on the sale or other disposition will be capital gain or loss. The amount of his gain or loss will be the difference between the amount realized on the disposition of the shares and his basis in the shares.

    If an optionee disposes of the shares within two years from the date of grant of the option or within one year from the date of exercise ("Early Disposition"), the optionee will realize ordinary income at the time of such Early Disposition which will equal the excess, if any, of the lesser of (i) the amount realized on the Early Disposition, or (ii) the fair market value of the shares on the date of exercise, over the optionee's basis in the shares. The Company will be entitled to a deduction in an amount equal to such income. The excess, if any, of the amount realized on the Early Disposition of such shares over the fair market value of the shares on the date of exercise will be long-term or short-term capital gain, depending upon the holding period of the shares, provided the optionee holds the shares as a capital asset at the time of Early Disposition. If an optionee disposes of such shares for less than his basis in the shares, the difference between the amount realized and his basis will be a long-term or short-term capital loss, depending upon the holding period of the shares, provided the optionee holds the shares as a capital asset at the time of disposition.

    The excess of the fair market value of the shares at the time the Incentive Stock Option is exercised over the exercise price for the shares is an item of tax preference ("Stock Option Preference").

    NON-QUALIFIED STOCK OPTIONS. Non-Qualified Stock Options do not qualify for the special tax treatment accorded to Incentive Stock Options under the Code. Although an optionee does not recognize income at the time of the grant of the option, he recognizes compensation income upon the exercise of a Non-Qualified Option in an amount equal to the difference between the fair market value of the stock on the date of exercise of the option and the amount of cash paid for the stock. If the optionee was granted options in connection with employment, the amount of compensation will be subject to withholding and employment taxes. If the optionee was granted options in his capacity as a non-employee director, the amount of compensation, although not subject to withholding and employment taxes, is reportable on Form 1099 as non-employee compensation.

    As a result of the optionee's exercise of a Non-Qualified Stock Option, the Company will be entitled to deduct as compensation an amount equal to the amount included in the optionee's gross income. The Company's deduction will be taken in the Company's taxable year in which the option is exercised.

    The excess of the fair market value of the stock on the date of exercise of a Non-Qualified Stock Option over the exercise price is not a Stock Option Preference.

    PAYMENT IN SHARES. If the optionee exercises an option and surrenders stock already owned by him ("Old Shares"), the following rules apply:

        1. To the extent the number of shares acquired ("New Shares") exceeds the number of Old Shares exchanged, the optionee will recognize ordinary income on the receipt of such additional shares (provided the option is not an Incentive Stock Option) in an amount equal to the fair market value of such additional shares less any cash paid for them and the Company will be entitled to a deduction in an amount equal to such income. The basis of such additional shares will be equal to the fair market value of such shares (or, in the case of an Incentive Stock Option, the cash, if any, paid for the additional shares) on the date of exercise and the holding period for such additional shares will commence on the date the option is exercised (or, in the case of a Non-Qualified Stock Option, the date the Section 16(b) Restriction, if applicable, lapses if the optionee has not elected to recognize income upon the exercise of the option).

        2. Except as provided below, to the extent the number of New Shares acquired does not exceed the number of Old Shares exchanged, no gain or loss will be recognized on such exchange, the basis of the New Shares received will be equal to the basis of the Old Shares surrendered, and the holding Period of the New Shares received will include the holding period of the Old Shares surrendered. However, it is believed that, if the optionee exercises an Incentive Stock Option by surrendering Old Shares, then, for purposes of determining whether there is an Early Disposition of the New Shares and the amount of ordinary income on any such Early Disposition, the holding period for the New Shares will begin on the date the New Shares are transferred to the optionee, and the optionee will be deemed to have disposed of the New Shares with the lowest basis first. If the optionee exercises an Incentive Stock Option by surrendering Old Shares which were acquired through the exercise of an Incentive Stock Option or an option granted under an employee stock purchase plan, and if the surrender occurs prior to the expiration of the holding period applicable to the type of option under which the Old Shares were acquired, the surrender will be deemed to be an Early Disposition of the Old Shares. The federal income tax consequences of an Early Disposition are discussed above.

        3. If the Old Shares surrendered were acquired by the optionee by exercise of an Incentive Stock Option, or an option granted under an employee stock purchase plan, then, except as provided in 2 above, the exchange will not constitute an Early Disposition of the Old Shares.

        4. Based upon prior rulings of the Internal Revenue Service in analogous areas, it is believed that if an optionee exercises an Incentive Stock Option and surrenders Old Shares and if he disposes of the New Shares received upon exercise within two years from the date of the grant of the option or within one year from the date of exercise, the following tax consequences would result:

        (i) To the extent the number of New Shares received upon exercise does not exceed the number of Old Shares surrendered, the disposition of the New Shares will not constitute an Early Disposition (unless the disposition is a surrender of the New Shares in the exercise of an Incentive Stock Option).

        (ii) The disposition of the New Shares will constitute an Early Disposition to the extent the number of New Shares received upon exercise and disposed of exceeds the number of Old Shares surrendered.

    TAXATION OF PREFERENCE ITEMS. Section 55 of the Code imposes an Alternative Minimum Tax equal to the excess, if any, of (i) 26% of the optionee's "alternative minimum taxable income" up to $175,000 plus 28% of such income in excess of $175,000 over (ii) his "regular" federal income tax. Alternative minimum taxable income is determined by adding the optionee's Stock Option Preference and any other items of tax preference to the optionee's adjusted gross income and then subtracting certain allowable deductions and an exemption amount. The exemption amount is $33,750 for single taxpayers, $45,000 for married taxpayers filing jointly and $22,500 for married taxpayers filing separately. However, these exemption amounts are phased out beginning at certain levels of alternative minimum taxable income.

    CHANGE OF CONTROL. If there is an acceleration of the vesting or payment of Benefits and/or an acceleration of the exercisability of stock options upon a Change of Control, all or a portion of the accelerated benefits may constitute "Excess Parachute Payments" under Section 280G of the Code. The employee receiving an Excess Parachute Payment incurs an excise tax of 20% of the amount of the payment in excess of the employee's average annual compensation over the five calendar years preceding the year of the Change of Control, and the Company is not entitled to a deduction for such payment.

    LIMITATION ON DEDUCTION. For taxable years beginning after 1993, Section 162(m) of the Code provides that no deduction will be allowed for certain remuneration with respect to a covered employee to the extent such remuneration exceeds $1,000,000.00. Under the regulations interpreting Code
Section 162(m), an employee is a covered employee if his compensation is required to be reported under the SEC's disclosure rules and he is employed as of the last day of the taxable year. Code Section 162(m) does not apply to
(a) compensation payable solely on account of the attainment of one or more performance goals if (i) the goals are determined by a committee of two or more outside directors, (ii) the material terms under which the remuneration will be paid, including the goals, is disclosed to stockholders and approved by a majority of the stockholders, and (iii), except in the case of Stock Appreciation

Awards and eligible options (as described below), the committee certifies that the goals have been met; and (b) compensation payable under a binding contract in effect on February 17, 1993 which is not thereafter modified in any material respect. In addition, any compensation under a plan or agreement approved by the stockholders (in a manner consistent with Rule 16b-3) before December 20, 1993 will be treated as satisfying the stockholder approval and outside director requirements until the plan or agreement is materially modified or the 1997 stockholders meeting, if the directors establishing and administering the plan or agreement are "disinterested". Compensation arising from stock options where the exercise price is no less than fair market value on the date of grant constitutes compensation on amount of attainment of a performance goal as long as the stockholders approve the maximum number of shares per participant over a specific time period. The $1,000,000.00 limitation is reduced by any remuneration subject to such limitation for which a deduction is disallowed under the "Change of Control" provisions set forth above.

    The foregoing statement is only a summary of certain federal income tax consequences of the 1996 Plan as amended and is based on the Company's understanding of present federal tax laws and regulations.


MARKET VALUE

    The market value of the Company's Common Stock was $7.50 per share on April 7, 1997.


FUNDING OF THE AMENDMENT TO THE 1996 PLAN:

    The Board of Directors of the Company, within its discretion, and pursuant to the terms of the 1996 Plan as adopted, may determine how options issued under the 1996 Plan Amendment are to be funded (i.e. whether from SECT stock, from authorized but unissued stock or from treasury stock), at the time an option is exercised, or earlier if required. As before, at the appropriate time, the Board of Directors will determine how such funding will be accomplished.


VOTE REQUIRED

    The affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock represented at the Annual Meeting is required for the approval of the Amendment to the 1996 Plan. Shares represented at the Annual Meeting by proxies which are marked "withhold authority" with respect to the Plan have the same effect as if the shares represented thereby were voted against the Plan. Broker non-votes with respect to the Plan will be treated as not represented at the Meetings as to this matter only.

    The Board of Directors recommends a vote FOR approval of the Amendment to the 1996 Plan.

                    SUBMISSION OF 1998 STOCKHOLDER PROPOSALS

    Any stockholder who wishes to submit a proposal for presentation at the Company's 1998 Annual Meeting of Stockholders must submit the proposal in writing to the Secretary of QuesTech, Inc., 7600-W Leesburg Pike, Falls Church, Virginia 22043, no later than January 21, 1998 for inclusion, if appropriate, in the Proxy Statement and the form of proxy relating to the 1998 Annual Meeting. Such proposals must comply with the SEC's proxy rules. In addition, such stockholder proposals must be made in compliance with the Company's By-Laws, which provide that directors can be nominated only by persons who solicit proxies from all stockholders of the Company, such solicitation of proxies to be made under the special provisions applicable to election contests of the Securities and Exchange Commission's rules and regulations, Regulation 240.14(a)-11.

    In addition, at least 120 days prior to the date of the Annual Meeting of Stockholders in which the proposed nominees will be voted on, the Company must be provided in writing a list of the names, addresses and qualifications of the person(s) proposed nominees.

    Any group which is or would be required to file a Form 13D with the Securities and Exchange Commission shall file, at least 120 days prior to the date of the Annual Meeting of Stockholders of the Company, a written statement with the Company setting forth the information required in (c)(I)-(iv) of this Sec. 13 and serve a copy of the Form 13D on the Company on the date filed with the Securities and Exchange Commission.

    Alternatively, in the event a person(s) determines that he is not required to file a Form 13D with the Securities and Exchange Commission, but is required to solicit proxies pursuant to the By-Laws for the purpose of nominating a director of the Company, he shall deliver to the Company a written statement at least 120 days prior to the Annual Meeting setting forth the following:

        (i) The identity of the person(s) who will do the solicitation and each other member and affiliate of any group of which the person is a part;

        (ii) A statement that the person(s) is providing the statement pursuant to this Section;

       (iii) The number of shares of the Company owned, directly or indirectly, by the person(s) and each other member and affiliate of the group or each other member of the group he anticipates forming;

        (iv) The range of voting power under which the proxy solicitation falls or would, if consummated, fall;

        (v) A description in reasonable detail of the terms of the proposed control-vote solicitation; and

        (vi) Representations of the soliciting person(s), together with a written statement, in reasonable detail of the facts upon which they are based, that the proposed control-vote solicitation, if consummated, will not be contrary to law and that the acquiring person(s) has financial capacity to make the proposed control-vote solicitation.

    Within thirty (30) days of the delivery of the written notice of prospective proxy solicitation regarding an opposing director, the directors of the Company shall call a special meeting of stockholders for the purpose of considering the voting rights to be accorded the proxies acquired or to be acquired in the control-vote acquisition. The special meeting of stockholders may be held at any time after receipt by the Company of the documentation as called for in this
Section 13. The Company shall provide notice of the special shareholder meeting to each stockholder providing, inter alia, a copy or summary of the opposition person(s) documentation delivered to the Company pursuant to this Section, a statement by the Board of Directors of the Company, authorized by its Directors, of its position or recommendation with respect to the proposed proxy solicitation.

    At such special meeting of stockholders, the disinterested stockholders, as defined below, shall determine whether the shares owned and/or controlled by the person(s) or the proxies to be obtained in support of the opposition slate shall be accorded voting rights at the Annual Meeting of Stockholders. For purposes of this special meeting, "disinterested stockholders" shall consist of stockholders who have no association with (i) the sponsoring or acquiring person(s) with respect to the nominations; (ii) any officer of the Company; (iii) any associate of an acquiring person; or (iv) any person who has given a prior proxy to the acquiring person(s), or is or has been an associate of the acquiring person. In addition, any stockholder who owns or controls at least 5% of the issued stock of the Company shall not be considered a "disinterested stockholder."

    At the special meeting of stockholders, the disinterested stockholders shall then determine the grant of voting rights to the person(s) and proxies to be solicited (or which have been solicited). Only if the disinterested stockholders shall provide voting rights by a majority vote of the stock held by them shall the opposition slate be placed in nomination.

    No candidate for a director of the Company other than those proposed by the methods set forth in Section 13 shall be nominated, balloted for, or elected.

    If, following the vote at the special meeting of the stockholders referred to above, the person(s) proposing the opposition slate (i) does not engage in the proxy solicitation required by this paragraph 2, or (ii) loses the vote, or
(iii) obtains after such proxy solicitation less than

51% of the votes of the Company, then such person(s) shall reimburse the Company for all costs incurred by the Company in connection with the special meeting of the stockholders and proxy solicitation contest, including, but not limited to, the cost of preparing and distributing proxy materials, attorney's and accounting fees.

    The Company has not received any filings or notice in compliance with the By-Laws regarding NOMINATIONS FOR DIRECTORS. Accordingly, and pursuant to
Section 13 of the By-Laws, no other nominations can be made for a director(s) at this Annual Meeting, other than the Company's nominees.

    There are eligibility standards for submissions of the proposals and procedures for their omission under SEC Rules.

                           ANNUAL REPORT ON FORM 10-K

    A copy of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for 1996 (without exhibits) can be obtained without charge by writing to the Corporate Secretary, QuesTech, Inc., 7600-W Leesburg Pike, Falls Church, Virginia 22043.

                                 OTHER MATTERS

    The Board of Directors of the Company knows of no matters which are to be brought before the Meeting, other than as set forth above. However, if any other matters properly come before the Meeting, it is the intention of the persons named in the accompanying form of proxy to vote in accordance with their best judgment on such matters.

                                    EXPENSES

    The cost of preparing, assembling and mailing material in connection with this solicitation of proxies on behalf of the Board of Directors will be borne by the Company. Solicitation will be made by mail. Some personal solicitation may be made by directors, officers and employees without special compensation. In addition, Georgeson and Company, Inc. has been retained to aid in the solicitation. The fees and expenses of said organization for this solicitation are not expected to exceed $10,000, exclusive of expenses.

    It is important that proxies be returned promptly. Stockholders are urged to date and sign the enclosed proxy and return it promptly in the accompanying envelope.

                                       By the Order of the Board of Directors



                                       Christina M. Burkholder
                                       Vice President/General Counsel


Falls Church, Virginia
April 28, 1997

                                 QUESTECH, INC.

                 PROXY CARD ON BEHALF OF THE BOARD OF DIRECTORS

                  ANNUAL MEETING OF STOCKHOLDERS MAY 23, 1997

    The undersigned hereby appoints V. L. Salvatori and G. F. Mayefskie, and each of them with full power of substitution, as proxies to represent the undersigned at the 1997 Annual Meeting of Stockholders of QuesTech, Inc. ("QTI") to be held at the DoubleTree Hotel, Falls Church, Virginia 22043, on Friday, May 23, 1997 at 10 AM Eastern Daylight Time, or at any adjournment or adjournment thereof, and to vote upon the following matters the number of shares which the undersigned would be entitled to vote if personally present:

1.         Election of Directors
           FOR all nominees listed         VOTE WITHHELD from the nominee(s) / /
           below / /

       The Board of Directors recommends a vote FOR Vincent L. Salvatori, Gerald
       F. Mayefskie, Sebastian P. Musco, Vincent M. Russo, Robert B. Costello, and Edward G. Broenniman. (Instructions: To withhold authority to vote for any individual nominee strike a line through that nominee's name.)

2.         Ratification of Grant Thornton as Independent Auditors.

           FOR / /                  AGAINST / /                  ABSTAIN / /
3.         Approval of a proposal to amend the 1996 Incentive Stock Option Plan by increasing the shares available by 4% of the total shares outstanding.

           FOR / /                  AGAINST / /                  ABSTAIN / /
4.         Upon such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

                          (CONTINUED AND TO BE DATED AND SIGNED ON REVERSE SIDE)

PLEASE MARK, SIGN, DATE AND MAIL IN THE ENCLOSED ENVELOPE. NO POSTAGE NEEDED IF MAILED IN THE UNITED STATES.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO CONTRARY INSTRUCTION IS GIVEN, THE SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES SET FORTH ABOVE, FOR THE RATIFICATION OF GRANT THORNTON AS INDEPENDENT AUDITORS, AND FOR THE PROPOSED AMENDMENT TO THE STOCK OPTION PLAN FOR EMPLOYEES.
                                              Dated: _____________________, 1997
                                              __________________________________
                                                   Stockholder's Signature

                                              Signature(s) should follow exactly
                                              the name(s) on the stock
                                              certificate. All co-owners should
                                              sign. Executors and Administrators
                                              may sign as such.
                                              Attorneys-in-fact should sign both
                                              names.